EXHIBIT 23(c)
CONSENT OF FINANCIAL ADVISOR
CONSENT OF HOVDE FINANCIAL, INC.
     We hereby consent to the inclusion of our opinion letter, dated December 4, 2006, to the Board of Directors of South Tulsa Financial Corporation as an Appendix to the Joint Proxy Statement/Prospectus, which forms a part of the Registration Statement on Form S-4 of Commerce Bancshares, Inc., and to the references to our name and to the description of such opinion in the Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Hovde Financial, Inc. Hovde Financial, Inc. As of February 6, 2007

www.hovde.com

1824 Jefferson Place, NW	1629 Colonial Parkway	222 N. Sepulveda Boulevard #1306	3908 S. Ocean Boulevard, Suite M122
Washington, DC 20036	Inverness, IL 60067	El Segundo, CA 90245	Highland Beach, FL 33487
Telephone 202.775.8109	Telephone 847.991.6622	Telephone 310-535-0030	Telephone 561.279.7199
Facsimile 202.293.5287	Facsimile 847.991.5928	Facsimile 310-535-9203	Facsimile 561.278.5856